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                                                                       Exhibit 5
                                                                       ---------

                                 May 16, 1997

Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817

   Re:  Lockheed Martin Corporation - Directors Deferred Compensation Plan

Ladies and Gentlemen:

   I submit this opinion to you in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") on the date hereof. The Registration Statement registers $9,137,500 in Deferred Compensation Payment Obligations of Lockheed Martin Corporation (the "Corporation") as well as an indeterminate amount of related Stock Units for use in connection with the Lockheed Martin Corporation Directors Deferred Compensation Plan (the "Plan). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Registration Statement.

   As Associate General Counsel of the Corporation, I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate for the purpose of this opinion. Based upon that examination and review, I advise you that in my opinion:

   (i) the Corporation has been duly incorporated, is validly existing and is in good standing under the laws of the State of Maryland; and

   (ii) to the extent that the operation of the Plan results in the issuance of Deferred Compensation Payment Obligations or related Stock Units of the Corporation, such Deferred Compensation Obligations and Stock Units have been duly and validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be legally issued and will be binding obligations of the Corporation.

   I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement. In giving my consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 nor the rules and regulations of the Securities and Exchange Commission thereunder.

                            Very truly yours,

                            /s/ Stephen M. Piper
                            Stephen M. Piper
                            Associate General Counsel
                            Lockheed Martin Corporation

cc: Frank H. Menaker, Jr.